UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2026

DIGITAL BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX	78664
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 524-6860

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 23, 2026, Digital Brands Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser identified on the signature page thereto (the “Purchaser”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Purchaser a unsecured convertible promissory note in the aggregate principal amount of $3,529,412 (the “Note”), representing an aggregate subscription amount of $3,000,000 divided by 0.85.

The Purchase Agreement provides that the Company will use the proceeds from the sale of the Note to fund its general working capital and to repay certain liabilities as set forth therein. At the closing, the Company and the Purchaser are required to deliver the transaction documents and other closing deliverables specified in the Purchase Agreement, including delivery of the Note, the equity purchase agreement, dated as of July 23, 2026, between the Company and the Purchaser (the “ELOC”) and the other applicable transaction documents.

The Company also entered into a Placement Agent Agreement with Aegis Capital Corp., (“Aegis”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the Offering on a best-efforts basis. The Company paid Aegis a commission equal to (a) 3.0% of the $3,000,000 aggregate Subscription Amount, earned at the closing of the Note and paid directly from escrow at the closing, and (b) 3.0% of the gross purchase price paid to the Company for each sale of Put Shares under the ELOC. In addition, the Company reimbursed Aegis for certain out-of-pocket expenses, including reasonable legal fees.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Promissory Note

Pursuant to the Purchase Agreement, the Company issued the Note to the Purchaser, or its registered assigns, in the principal amount of $3,529,412. The Note matures on January 23, 2027, and provides for scheduled repayments of $1,000,000 on or before each of October 23, 2026, November 23, 2026 and December 23, 2026, and $529,412 on or before January 23, 2027.

The Note provides that, if any amount payable by the Company under any transaction document is not paid when due, such amount will bear interest at a rate of 20% per annum, to the fullest extent permitted by applicable law. Upon the occurrence of an event of default, the Company is obligated to pay the mandatory default amount, equal to 120% of the outstanding principal amount, accrued interest and all other amounts owing in respect of the Note.

The Note is convertible, in whole or in part, at any time during the occurrence of an event of default, into shares of the Company’s common stock at a conversion price equal to the greater of (i) 90% of the lowest closing price on any trading day during the five trading days prior to the applicable conversion date and (ii) the floor price, as adjusted in accordance with the Note. The Note is subject to beneficial ownership limitations and to a Nasdaq 19.99% cap until the Company obtains stockholder approval for issuances above that cap.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ELOC

On July 23, 2026, the Company, entered into the “ELOC” with Purchaser, pursuant to which the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to $100,000,000 of shares of the Company’s common stock (the “Put Shares”), from time to time during the commitment period commencing on the Execution Date and ending on the earlier of the date the Purchaser has purchased Put Shares equal to the full commitment amount, July 23, 2029, or certain termination events specified in the ELOC. Sales of Put Shares will occur through “regular puts” and “intraday puts,” with the purchase price for each equal to 95% of the applicable lowest daily VWAP or lowest traded price during the relevant valuation period, subject to specified volume limitations and a 19.99% exchange cap (absent stockholder approval or Purchaser waiver). The Purchaser’s beneficial ownership resulting from any purchase is limited to 4.99% of the Company’s outstanding common stock (adjustable up to 9.99% upon notice). In consideration for entering into the ELOC, the Company paid the Purchaser a commitment fee equal to 1.0% of the $100,000,000 facility size, payable in shares of common stock (or, at the Purchaser’s election, pre-funded warrants). The Company has agreed to file a registration statement on Form S-1 registering the resale of the Put Shares and Commitment Shares pursuant to the Registration Rights Agreement (as defined below), and net proceeds from any sales under the ELOC are intended for general working capital purposes. The ELOC is governed by Wyoming law, disputes are subject to mandatory arbitration, and it contains customary representations, warranties, covenants, and indemnification provisions between the parties.

The foregoing description of the ELOC is qualified in its entirety by reference to the full text of the ELOC, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference

Registration Rights Agreement

On July 23, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Purchaser pursuant to the Purchase Agreement. The Registration Rights Agreement requires the Company to prepare and file a registration statement covering the resale of the registrable securities, including 200% of all note shares then issued or issuable upon conversion of the Note, all common stock issued and issuable to the holders pursuant to the ELOC and securities issued or issuable upon stock splits, dividends or similar events with respect to the foregoing.

The Registration Rights Agreement provides that the initial registration statement is to be filed, or initially confidentially submitted to the Commission, within 15 calendar days after the closing date, and that the Company will use its best efforts to cause a registration statement to be declared effective as promptly as possible, but in no event later than 75 days after the closing date, subject to the terms of the Registration Rights Agreement. The Company is required to use its best efforts to keep the registration statement continuously effective until the end of the effectiveness period described therein.

The Registration Rights Agreement provides for liquidated damages if certain registration events occur, including if the initial registration statement is not filed or confidentially submitted by the filing date, if a registration statement is not declared effective by the required date, if holders are unable to use the prospectus to resell registrable securities or if the Company fails to satisfy certain current public information or Rule 172 conditions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated July 23, 2026, by and among Digital Brands Group, Inc. and the purchasers signatory thereto.
10.2	Convertible Promissory Note, dated July 23, 2026, issued by Digital Brands Group, Inc. to the Purchaser.
10.3	Equity Purchase Agreement, dated July 23, 2026, by and between Digital Brands Group, Inc. and the purchaser signatory thereto.
10.4	Registration Rights Agreement, dated July 23, 2026, by and between Digital Brands Group, Inc. and Purchaser.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 24, 2026	By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
President and Chief Executive Officer